MediaOne Group, Inc.
Key Operating Statistics- Pro Forma (1)

                                        For the Quarter Ended
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

                               Sept 30,        June 30,          Sept 30,
In thousands                     1999          1999              1998
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OPERATING STATISTICS (Venture Level)-
INTERNATIONAL BROADBAND
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U.K. and European Cable/Telephone (2)
  Homes Passed                   4,885           4,841             4,746
  Video Customers                1,433           1,411             1,314
  Telephone Lines                1,763           1,710             1,509
  Internet Access Customers         61              44                25

Asian Cable/Telephone (3)
  Homes Passed                   1,893           1,836             1,579
  Video Customers                  322             306               239
  Telephone Lines                   10               9                 3
  Internet Access Customers          9               5                 -
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OPERATING STATISTICS (Venture Level)-
INTERNATIONAL WIRELESS
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One 2 One
  POPs                          58,000          58,000            58,000
  Customers                      3,254           2,650             1,482
  Customer Growth (Y/Y)          119.6%           95.1%             83.4%

Central European Wireless
  POPs                          63,900          63,900            63,900
  Customers                      3,433           3,012             1,913
  Customer Growth (Y/Y)           79.5%           85.4%             78.5%

Asian and Other Wireless
  POPs                          76,900          76,900            76,900
  Customers                        183             170               138
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OPERATING STATISTICS (Venture Level)-
TOTAL INTERNATIONAL SUBSCRIPTIONS
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  Video Customers                1,755           1,717             1,553
  Wireless Customers             6,870           5,832             3,533
  Telephone Lines                1,773           1,719             1,512
  Internet Access Customers         70              49                25
                             ---------       ---------         ---------
  Total International
   Subscriptions                10,468           9,317             6,623
     Growth (Y/Y)                 58.1%           53.0%             41.7%
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(1) Results reflect pro forma adjustments for acquisitions, dispositions and other asset transactions.
(2) MediaOne International changed its ownership in Telewest from 26.8% in second quarter 1998 to 21.6% in third quarter 1998, 29.9% in fourth quarter 1998, and 29.7% in third quarter 1999.
(3) MediaOne International increased its ownership in TITUS to 56.0% in third quarter 1999.
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